                         EXHIBIT 11
                                  WATTS INDUSTRIES , INC. AND SUBSIDIARIES
                                      COMPUTATION OF EARNINGS PER SHARE
                                               (Unaudited)
                  Three Months Ended             Nine Months Ended
                    March 31                       March 31
                  ______________________________ ______________________________
                      1996           1995            1996           1995
                  ______________________________ ______________________________
PRIMARY
   Average shares
   Outstanding      29,732,876     29,600,853      29,757,391     29,549,100

   Net effect of
   dilutive stock
   options -
   based on the
   treasury stock
   method using
   average market
   price                     0         94,768               0        147,411
                  ______________________________ ______________________________
         Total      29,732,876     29,695,621      29,757,391     29,696,511
                  ============================== ==============================
   Net earnings
   (loss)         ($79,273,181)   $12,731,481     ($56,361,875)  $35,286,133
                  ============================== ==============================
   Earnings (loss)
   per share           ($ 2.67)         $ .43          ($ 1.89)       $ 1.19
                  ============================== ==============================
FULLY-DILUTED
   Average shares
   Outstanding      29,732,882     29,600,853      29,768,696     29,549,100

   Net effect of
   dilutive stock
   options -
   based on the
   treasury stock
   method using
   the quarter-end
   market price, if
   higher than
   average
   market price              0        100,468               0        154,457
                  ______________________________ ______________________________
         Total      29,732,882     29,701,321      29,768,696     29,703,557
                  ============================== ==============================
   Net earnings
   (loss)         ($79,273,181)   $12,731,481     ($56,361,875)  $35,286,133
                  ============================== ==============================
   Earnings (loss)
   per share           ($ 2.67)         $ .43          ($ 1.89)       $ 1.19
                  ============================== ==============================


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